Exhibit 5.1

BARNES & THORNBURG LLP

June 4, 2010

API Technologies Corp.

2200 Smithtown Avenue

Ronkonkoma, New York

11779

Re:	API Technologies Corp.

Post Effective Amendment No. 4 on Form S-1

RE:	API Technologies Corp. (the “Corporation”)

Ladies and Gentlemen:

We have reviewed Amendment No. 4 to Form S-1 (No. 333-136586) filed by you with the Securities and Exchange Commission on June 4, 2010 (as such may be further amended or supplemented, the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended, of up to 4,097,894 shares of the Corporation’s Common Stock, par value $0.001 per share (the “Shares”). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by the Corporation in connection with its sale of Shares. We also have examined the Corporation’s Certificate of Incorporation, as amended to date, the Corporation’s Bylaws, as amended to date, and minutes and resolutions of the Corporation’s Board of Directors and shareholders. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Corporation and the due authorization, execution and delivery of all documents by the parties thereto other than the Corporation. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Corporation and others. We have assumed (a) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (c) that resolutions contained in any minutes or consents reviewed by us were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect, and have not been rescinded or amended, and (d) that on the date of issuance of any of the Shares, the Corporation will have sufficient authorized but unissued common shares.

We are qualified to practice law in the state of Illinois, and the opinions herein are limited to the laws of the State of Illinois and the Federal laws of the United States of America, and the corporate law of the State of Delaware, but assume without investigation compliance with all other such laws. We do not express any opinion concerning any law of any other jurisdiction or the local law of any jurisdiction.

Based upon the foregoing, we are of the opinion that the Shares to be sold by the Corporation to the holders of exchangeable shares of API Nanotronics Sub, Inc., will be legally issued, fully paid and non-assessable when sold in the manner described in the Registration Statement.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC.

Very truly yours,

/s/ Barnes & Thornburg LLP
BARNES & THORNBURG LLP